UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

CYBER APP SOLUTIONS CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada	333-254676	98-1585090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Bering Drive Suite 875
Houston, Texas		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 400-2987

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYRB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors.

On October 31, 2023, the board of directors (the “Board”) of Cyber App Solutions Corp., a Nevada corporation (the “Company”) appointed Mr. Douglas Heller to serve as director on the Company's Board, effective immediately.

Douglas Heller, Age 65, has served as Chairman, President and Chief Executive Officer of Sun Drilling Products Corp., a Louisiana corporation, since 2003. He is also a partner at the Houston-based private equity investment firm, Heller Hickox & Company, which specializes in structuring and leading oil and gas equity investments. He was previously a vice-president at Butcher Resources Inc, where he focused on oil and gas investment and merchant banking. Mr. Heller began his career as an exploration geologist at Texaco Inc in 1979 and holds a B.S in Geosciences from Pennsylvania State University. He is also a member of the American Association of Petroleum Geologists, the Society of Petroleum Engineers and the Foreign Policy Research Institute of Philadelphia. The Board believes that Mr. Heller’s vast experience, his education, and professional credentials qualify him to serve as a member of the Company’s Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date:	November 6, 2023	By:	/s/ Steven Looper
Steven Looper, Chief Executive Officer and President